Exhibit 10.20

AMENDMENT No. 1 TO EXCLUSIVE PATENT LICENSE AGREEMENT

This Amendment No. 1 to Exclusive Patent License Agreement (AMENDMENT ONE) is made and entered into as of June 1, 2009 by and between Peregrine Pharmaceuticals, Inc. (LICENSEE) and the Board of Regents (BOARD) of The University of Texas System (SYSTEM).

RECITALS

A.  LICENSEE and BOARD entered into an Exclusive Patent License Agreement effective as of August 1, 2001 (ANTI-PS AGREEMENT).

B.  LICENSEE and BOARD wish to amend the terms of the ANTI-PS AGREEMENT to revise the royalty provisions as set forth below.

NOW, THEREFORE, it is hereby agreed as follows:

1.	Section 5.1c of the ANTI-PS AGREEMENT shall be revised to read in its entirety as follows:

“c.           a running royalty equal to [***] of NET SALES, provided however, if a royalty is payable on the same LICENSED PRODUCT under any other license agreement between BOARD and LICENSEE covering patents naming Philip Thorpe as inventor and developed at UT SOUTHWESTERN, then LICENSEE shall pay either (i) the royalty on NET SALES of such LICENSED PRODUCT under this AGREEMENT, or (ii) the royalty due on such LICENSED PRODUCT under such other agreement, whichever is higher;”

2.	Section 5.1f of the ANTI-PS AGREEMENT shall be revised to read in its entirety as follows:

“f.           a sublicense fee of [***]  of any up-front cash payment or [***], whichever is less, received by LICENSEE from either (1) any sublicensee pursuant to Section 4.3 herein above, or (2) any assignee pursuant to Article 9 herein below within 30 days of LICENSEE’s receipt of any such consideration.”

3.	Article 5.1 of the ANTI-PS AGREEMENT shall be amended by the addition of the following Section 5.1g:

“g.           if LICENSEE is required to pay royalties to a third party under patents owned by such third party to manufacture, have manufactured, use, import, offer for SALE and/or SELL LICENSED PRODUCTS, then LICENSEE may reduce the royalty payment owed to BOARD on the same LICENSED PRODUCT under Section 5.1c by an amount equal to [***]  of the royalty paid to such third party, but in no event shall such reduction, result in a royalty of less than [***]  of the royalties due pursuant to Section 5.1c;”

[***] The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission

4.	Except as expressly provided in this AMENDMENT ONE, all other terms, conditions and provisions of the ANTI-PS AGREEMENT shall continue in full force and effect as provided therein.

5.
This AMENDMENT ONE may be executed in counterparts, each of which shall be deemed original, and in aggregate shall constitute one and the same instrument.  Transmission by facsimile, email or other form of electronic transmission of an executed counterpart of this AMENDMENT ONE shall be deemed to constitute due and sufficient delivery of such counterpart.

IN WITNESS WHEREOF, LICENSEE and BOARD have entered into this AMENDMENT ONE effective as of the date first set forth above.

BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM	PEREGRINE PHARMACEUTICALS, INC.

By /s/ John A. Roan	By /s/ Steven W. King
John A. Roan	Steven W. King
Executive Vice President for Business Affairs	President and CEO
UT Southwestern Medical Center at Dallas

Date 7/23/09	Date 7-10-09

Approved as to Content:

By /s/ Dennis K. Stone
Dennis K. Stone, M.D.
Vice President for Technology Development
UT Southwestern Medical Center at Dallas

Date 7/21/09